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                           [Ropes & Gray Letterhead]
                                                                     Exhibit 5.1



                                  June 12, 1995


Boston Gas Company
One Beacon Street
Boston, MA 02108

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement (the "Registration Statement") on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of $100,000,000 principal amount of debt securities (the "Debt Securities") of Boston Gas Company (the "Company") to be issued from time to time under an Indenture dated as of December 1, 1989 (the "Indenture") between you and The Bank of New York, as Trustee (the "Trustee") (which has assigned its rights and duties as Trustee to The First National Bank of Boston, as Successor Trustee (the "Successor Trustee"), pursuant to an Agreement of Resignation, Appointment and Acceptance dated November 18, 1992 between the Company, the Trustee and the Successor Trustee).

     We have acted as counsel for the Company in connection with the proposed issue and sale of the Debt Securities and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon the information set forth in the registration statement and such other documents and records as we have deemed necessary.

     We have examined the opinion to you dated June 12, 1995 of J.L. Miller, Esq., General Counsel of the Company, relating to proceedings before the Massachusetts Department of Public Utilities (the "MDPU") and relating to the jurisdiction of that Department over the issuance and sale of the Debt Securities. We refer you to said opinion, upon which we have relied as to the foregoing matters.

     Basing our opinion on the foregoing, we are of the opinion that:

     (1) when the Registration Statement relating to the Debt Securities being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, has been declared effective and when the Indenture has been qualified under the Trust Indenture Act of 1939
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Boston Gas Company                     -2-                         June 12, 1995

with respect to the Debt Securities, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities (except under the so-called "blue-sky" or securities laws of the several states, as to the applicability of which we do not express an opinion);

     (2) when the Board of Directors of the Company or committee designated thereby or other designee thereof have determined the price and other terms and conditions relating to the issue and sale of the Debt Securities, the Debt Securities will have been duly authorized by the Company;

     (3) upon the execution and filing with the Trustee of the proper papers, the Debt Securities will be issuable under the terms of the Indenture; and

     (4)  upon the execution, authentication and delivery of the Debt
Securities in accordance with the corporate and governmental authorizations referred to above and in accordance with the Indenture, the Debt Securities will be valid and legally binding obligations of the Company and the Debt Securities will be entitled to the benefits and security provided by the Indenture together with any other series of securities of the Company which have been and may hereafter be issued thereunder pursuant to the terms thereof; except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally, as may from time to time be in effect, and by general principles of equity.

     We understand that this opinion is to be used in connection with the Registration Statement relating to the Debt Securities to be filed with the Securities and Exchange Act of 1933, as amended. We consent to the filing of this opinion with and as a part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Validity of Debt Securities".

                          Very truly yours,


                          /s/ Ropes & Gray
                          Ropes & Gray